Exhibit 99.1

Tronox Reports Second Quarter 2020 Financial Results

TiO2 Sales Volumes Consistent with Previously Issued Q2 Outlook

TiO2 Prices Level and Zircon Prices Up 2 Percent Sequentially

Maintained Strong Margins

Second Quarter 2020 Financial Highlights:

•	Revenue of $578 million

•	Income from operations of $49 million; Net loss of $4 million

•	Adjusted EBITDA of $142 million; Adjusted EBITDA margin of 25 percent (Non-GAAP)

•
Total Cristal acquisition synergies year-to-date of $107 million, with $84 million reflected in Adjusted EBITDA (Non-GAAP) and $23 million in taxes and other synergies; maintaining FY2020 total synergy target of $190 million, $140 million within EBITDA

•	GAAP diluted loss per share of $0.03; Adjusted diluted EPS of $0.03 (Non-GAAP)

•	Due to the impacts of COVID-19, TiO2 sales volumes declined 19 percent, consistent with previously issued Q2 outlook, and selling prices were level sequentially

•	Zircon sales volumes increased 2 percent sequentially as a result of shipment timing, and selling prices increased 2 percent driven by favorable product mix

•	Feedstock and other products sales decreased 43 percent sequentially, primarily due to the lack of mandated shipments of CP slag in the quarter and lower sales volumes of pig iron

Balance Sheet and Cash Flow:

•
Over $1.1 billion of available liquidity including $722 million in cash and cash equivalents, excluding restricted cash of $27 million that includes $18 million held in escrow related to the TTI acquisition

•	$56 million in Free Cash Flow for the second quarter driven by reductions in working capital

•	Debt was $3.5 billion and debt, net of cash and cash equivalents was $2.8 billion

•	No maturities on our term loan or notes until 2024

Strategic Developments:

•	Signed a definitive agreement to acquire the TiZir Titanium and Iron (“TTI”) business from Eramet S.A. for approximately $300 million or a synergy-adjusted multiple of ~5.2x FY 2019 Adjusted EBITDA

‒	Expected to achieve $15-20 million in run-rate synergies by year three

‒	Remains subject to certain customary closing conditions including regulatory approvals

•	Entered into an amended Jazan Technical Services Agreement (“TSA”) under which Tronox will provide more comprehensive consulting and advisory services on the project

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STAMFORD, Conn., July 29, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending June 30, 2020, as follows:

Summary of Financial Results for the Quarter Ending June 30, 2020

Reported Basis
(Millions of dollars)	Q2 2020	Q2 2019	Y-o-Y % ∆	Q1 2020	Q-o-Q % ∆
Revenue	$578	$791	(27%)	$722	(20%)
TiO2	466	625	(25%)	580	(20%)
Zircon	68	88	(23%)	65	5%
Feedstock and other products	44	78	(44%)	77	(43%)
Net Income (Loss) from Continuing Ops	$(4)	$(55)	n/	m	$40	n/	m
Adjusted EBITDA	$142	$195	(27%)	$174	(18%)
Adjusted EBITDA Margin %	25%	25%	-	24%	1 pt

Y-o-Y % ∆	Q-o-Q % ∆
Volume	Price	Volume	Price
TiO2	(23%)	(3%)	(19%)	0%
Local Currency Basis	-	(2%)	-	0%
Zircon	(11%)	(13%)	2%	2%

Pro Forma Basis
(Millions of dollars)	Q2 2020	Q2 2019	Y-o-Y % ∆	Q1 2020	Q-o-Q % ∆
Revenue	$578	$827	(30%)	$722	(20%)
TiO2	466	657	(29%)	580	(20%)
Zircon	68	89	(24%)	65	5%
Feedstock and other products	44	81	(46%)	77	(43%)
Net Income (Loss) from Continuing Ops	$(4)	$32	n/	m	$40	n/	m
Adjusted EBITDA	$142	$200	(29%)	$174	(18%)
Adjusted EBITDA Margin %	25%	24%	1 pt	24%	1 pt

Y-o-Y % ∆	Q-o-Q % ∆
Volume	Price	Volume	Price
TiO2	(27%)	(3%)	(19%)	0%
Local Currency Basis	-	(2%)	-	0%
Zircon	(12%)	(13%)	2%	2%

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CEO Commentary

Jeffry N. Quinn, chairman and chief executive officer, commented, “Tronox delivered solid financial results in the quarter despite the significant reduction in demand and other challenges associated with the COVID-19 pandemic. Our results were consistent with the outlook provided at the time of our first quarter earnings release. TiO2 volumes declined 19 percent quarter over quarter, and TiO2 pricing was sequentially flat. Zircon sales volumes and price were both up by 2 percent sequentially owing to shipment timing and favorable product mix. We delivered Adjusted EBITDA of $142 million and an Adjusted EBITDA margin of 25 percent, once again benefitting from the resiliency of our vertically integrated business model and synergies from the Cristal acquisition, as well as focused cost reduction actions that we implemented at the outset of the pandemic. I am pleased with our delivery of these results given the ongoing macroeconomic environment and the challenges the men and women of Tronox overcame in the quarter. As an organization, we have remained relentlessly focused on the health and safety of our employees, managing our ongoing operations, and preparing for the future. The efforts of our people to proactively implement stringent and prudent access protocols and other safeguards at all our worldwide locations preserved our ability to operate and continue to meet our customers’ needs.

“During the quarter, we also signed a definitive agreement with Eramet S.A. to purchase TiZir’s TTI facility. This highly strategic acquisition will further our vertical integration strategy by increasing our titanium feedstock production capacity, thereby enabling our ability to meet our internal feedstock requirements and better serve our pigment customers. The addition of the facility to our portfolio will reduce our costs by reducing our reliance on third party feedstock suppliers and presenting an opportunity for cost and operating synergies. We continue to work through customary closing conditions and regulatory approvals.  As for Jazan, the amendment of the Jazan TSA will allow Tronox to increase technical and managerial resources devoted to the project as it continues to advance towards sustainable operations late in 2021.

“As we look to the third quarter, we are encouraged by the momentum carried forward from June, the strongest month of the second quarter. While the timing of re-opening of economies across the globe remains uncertain and subject to week-by-week developments, as of today, we anticipate TiO2 volumes to continue to improve in the third quarter relative to the second quarter and for the zircon market to remain relatively stable as compared to the last several quarters.
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“We are utilizing our integrated business planning capabilities to ensure we continue to satisfy our customers’ needs, providing the same high level of service our customers have grown to expect from Tronox, while prudently managing working capital. As a result of the successful implementation of cost savings and disciplined management of our capital expenditures, we are confident in our ability to generate strong free cash flow for the year. Available liquidity of over $1.1 billion is more than sufficient to fund the TTI acquisition and support our business.”

Mr. Quinn concluded, “I am very pleased that we have continued to deliver on our commitments, especially considering the challenges presented by the continued global macroeconomic uncertainty due to COVID-19. Our ability to confront these challenges and protect our people and our business, all while delivering reliable, high-quality product for our customers is a demonstration of our capabilities as a leading TiO2 producer and the value of our vertically integrated business model.”

Financial Summary for the Quarter Ending June 30, 2020

Tronox reported revenue of $578 million for the second quarter 2020, a decrease of 30 percent compared to second quarter 2019 revenues of $827 million on a pro forma basis.  Income from operations of $49 million compared to $84 million in the year-ago quarter on a pro forma basis.  Net loss attributable to Tronox was $4 million, or $0.03 per diluted share, compared to a net income from continuing operations attributable to Tronox of $26 million, or $0.17 per diluted share, in the year-ago quarter on a pro forma basis.  Net loss attributable to Tronox in the second quarter 2020 included transaction costs related to the acquisition of TTI, integration costs related to the Cristal acquisition, and a tax valuation allowance that totaled $9 million or $0.06 per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $5 million, or $0.03 per diluted share.  Adjusted EBITDA of $142 million decreased 29 percent compared to $200 million on a pro forma basis in the prior-year quarter.

Note: Since Tronox and Cristal combined their respective businesses on April 10, 2019 and to assist in the following discussion of second quarter 2020 performance compared to the second quarter 2019, we have provided the results on both a pro forma basis and a reported basis.

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Second Quarter 2020 vs. Second Quarter 2019

Reported Basis

•	Revenue of $578 million decreased 27 percent compared to $791 million

•	TiO2 sales of $466 million, including revenue from the acquired Cristal operations, decreased 25 percent compared to $625 million

•	Zircon sales of $68 million, including revenue from the acquired Cristal operations, decreased 23 percent from $88 million

•	Feedstock and other products sales of $44 million, including revenue from the acquired Cristal operations, decreased 44 percent from $78 million

•	Adjusted EBITDA of $142 million decreased 27 percent compared to $195 million

•	Selling, general and administrative (“SG&A”) expenses were $80 million compared to $103 million

•	Interest expense of $47 million decreased from $54 million in the year-ago quarter

Pro Forma Basis

•	Revenue of $578 million decreased 30 percent compared to $827 million in the year-ago quarter, driven by impacts to sales volumes due to COVID-19

•
TiO2 sales of $466 million were 29 percent lower compared to $657 million; sales volumes decreased 27 percent; selling prices were 2 percent lower on a local currency basis and 3 percent lower on a U.S. dollar basis

•	Zircon sales of $68 million were 24 percent lower than $89 million in the year-ago quarter; sales volumes were 12 percent lower and selling prices were 13 percent lower

•	Feedstock and other products sales of $44 million decreased 46 percent from $81 million

•
Adjusted EBITDA of $142 million was 29 percent lower than $200 million in the year-ago quarter, driven primarily by lower sales volumes due to COVID-19, absence of deferred margin benefit, increased costs, and one-time costs related to our South African mining and beneficiation operations during the countrywide lockdown; this was partially offset by synergies, favorable foreign exchange rates, and improved ore grades at our Australian mine sites

•	SG&A expenses were $80 million compared to $85 million

•	Interest expense of $47 million decreased from $54 million in the year-ago quarter

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Second Quarter 2020 vs. First Quarter 2020

Reported Basis

•	Revenue of $578 million decreased 20 percent compared to $722 million

•
TiO2 sales of $466 million were 20 percent lower than $580 million; sales volumes decreased 19 percent – driven by impacts from regional lockdowns due to COVID-19 – and selling prices were level sequentially

•
Zircon sales of $68 million increased 5 percent from $65 million, driven by a 2 percent increase in sales volumes that was a result of a benefit from shipment timing and a 2 percent increase in selling prices due to favorable product mix

•
Feedstock and other products sales of $44 million decreased 43 percent compared to $77 million, due to a lack of mandated shipments of CP slag, lower sales volumes of pig iron, and an opportunistic sale of excess ilmenite in Q1 that did not repeat in Q2

•
Adjusted EBITDA of $142 million decreased 18 percent compared to $174 million, driven primarily by lower TiO2 sales volumes due to COVID-19, lower feedstock and other product volumes, increased costs, and one-time costs related to our South African mining and beneficiation operations during the countrywide lockdown; this was partially offset by synergies, favorable foreign exchange rates, and improved ore grades at our Australian mine sites

•	SG&A expenses were $80 million compared to $94 million, due to cost reductions

•	Interest expense of $47 million increased from $45 million in the previous quarter, due to new debt issuance

Other Financial Information

•	As of June 30, 2020, debt was $3.5 billion and debt, net of cash and cash equivalents was $2.8 billion

•	Liquidity was over $1.1 billion as of June 30, 2020, comprised of cash and cash equivalents of $722 million and $401 million available under revolving credit agreements

•	Restricted cash of $27 million includes $18 million held in escrow related to the TTI acquisition

•	In the second quarter 2020, capital expenditures were $44 million and depreciation, depletion and amortization expense was $72 million

•	Free Cash Flow for the quarter was $56 million, primarily due to working capital improvements

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Webcast Conference Call

Tronox will conduct a webcast conference call on Thursday, July 30, 2020 at 8:30 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.

Internet Broadcast:  https://investor.tronox.com
Dial-in Telephone Numbers:
United States: +1.866.270.1533
International: +1.412.317.0797

Conference Call Presentation Slides will be used during the conference call and will be available on our investor relations website: https://investor.tronox.com

Conference Call Replay: Available via the internet and telephone beginning on July 30, 2020, 1:00 p.m. ET (New York), until August 4, 2020, 1:00 p.m. ET (New York)

Internet Replay: https://investor.tronox.com
Replay Dial-in Telephone Numbers:
United States: +1.877.344.7529
International: +1.412.317.0088
Replay Access Code: 10145759

Upcoming Conferences

During the third quarter 2020, a member of management is scheduled to present at the following conferences:

•	Jefferies Virtual Industrials Conference, August 5, 2020

•	Credit Suisse 33rd Annual Virtual Basic Materials Conference, September 16 – 17, 2020

Accompanying conference and meeting materials will be available at http://investor.tronox.com

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About Tronox

Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.

Forward Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, the risk that a regulatory approval that may be required for the TTI transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that the TTI transaction does not close or that the related transaction agreement is terminated; the risk that expected synergies, operating efficiencies and other benefits expected from the TTI transaction will not be realized or will not be realized within the expected time period; business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.

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Use of Non-U.S. GAAP Financial Information

To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this press release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.

Management believes these non-U.S. GAAP financial measures:
•
Reflect the ongoing business of Tronox Holdings plc in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

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•	Provide useful information to investors and others in understanding and evaluating the operating results and future prospects of Tronox Holdings plc;

•
Provide an additional view of the operating performance of the Company by adding interest expense & income, income taxes, depreciation, depletion and amortization to the net income.  Further adjustments due to gain (loss) on extinguishment of debt, stock-based compensation charges, transaction costs associated with acquisitions, integration costs, purchase accounting adjustments, foreign currency re-measurements, impairments, settlements of pension and postretirement plans, impacts of tax settlements on non-income related taxes, severance expense, and noncash pension and postretirement expense and accretion expense are made to exclude items that are either non-cash or unusual in nature;

•
Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to monitor and evaluate financial and operating results. Adjusted EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to measures of our financial performance as determined in accordance with U.S. GAAP, such as net income (loss). Because other companies may calculate EBITDA and Adjusted EBITDA differently than Tronox, EBITDA may not be, and Adjusted EBITDA as presented in this release is not, comparable to similarly titled measures reported by other companies; and

•
We believe that the non-U.S. GAAP financial measure “Adjusted net income (loss) attributable to Tronox Holdings plc” and its presentation on a per share basis provide useful information about our operating results to investors and securities analysts. We also believe that excluding the effects of these items from operating results allows management and investors to compare more easily the financial performance of our underlying businesses from period to period.

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Unaudited Pro Forma Financial Information

On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for the second quarter of 2020 compared to the second quarter of 2019.  Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three and six months ended June 30, 2020 reflect the results of the combined business, while the three and six months ended June 30, 2019 reflect the results of the combined business from April 10, 2019. To assist with a discussion of the second quarter of 2020 and the second quarter of 2019 results on a comparable basis, certain supplemental unaudited pro forma income statement and Adjusted EBITDA information is provided on a consolidated basis and is referred to as "pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal's North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.

Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$578	$791	$1,300	$1,181
Cost of goods sold	449	672	996	979
Contract loss	-	19	-	19
Gross profit	129	100	304	183
Selling, general and administrative expenses	80	103	174	170
Restructuring	-	10	2	10
Income (loss) from operations	49	(13)	128	3
Interest expense	(47)	(54)	(92)	(103)
Interest income	2	3	5	12
Loss on extinguishment of debt	-	-	-	(2)
Other income, net	2	5	11	3
Income (loss) from continuing operations before income taxes	6	(59)	52	(87)
Income tax (provision) benefit	(10)	4	(16)	2
Net (loss) income from continuing operations	(4)	(55)	36	(85)
Net loss from discontinued operations, net of tax	-	(1)	-	(1)
Net (loss) income	(4)	(56)	36	(86)
Net income attributable to noncontrolling interest	-	6	8	10
Net (loss) income attributable to Tronox Holdings plc	$(4)	$(62)	$28	$(96)

Net (loss) income per share, basic:
Continuing operations	$(0.03)	$(0.41)	$0.19	$(0.69)
Discontinued operations	$-	$-	$-	$-
Net (loss) income per share, basic	$(0.03)	$(0.41)	$0.19	$(0.69)

Net (loss) income per share, diluted:
Continuing operations	$(0.03)	$(0.41)	$0.19	$(0.69)
Discontinued operations	$-	$-	$-	$-
Net (loss) income per share, diluted	$(0.03)	$(0.41)	$0.19	$(0.69)

Weighted average shares outstanding, basic (in thousands)	143,465	150,686	143,080	137,569
Weighted average shares outstanding, diluted (in thousands)	143,465	150,686	143,644	137,569

Other Operating Data:
Capital expenditures	44	56	82	81
Depreciation, depletion and amortization expense	72	84	143	131

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TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income attributable to Tronox Holdings plc (U.S. GAAP)	$(4)	$(62)	$28	$(96)
Net income from discontinued operations, net of tax (U.S. GAAP)	-	(1)	-	(1)
Net (loss) income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$(4)	$(61)	$28	$(95)
Inventory step-up (a)	-	50	-	50
Contract loss (b)	-	14	-	14
Transaction costs (c)	4	21	4	29
Restructuring (d)	-	10	2	10
Integration costs (e)	3	4	10	4
Loss on extinguishment of debt (f)	-	-	-	2
Tax valuation allowance (g)	2	-	2	-
Charge for capital gains tax payment to Exxaro (h)	-	1	-	2
Adjusted net income from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$5	$39	$46	$16

Diluted net (loss) income per share from continuing operations (U.S. GAAP)	$(0.03)	$(0.41)	$0.19	$(0.69)

Inventory step-up, per share	-	0.33	-	0.36
Contract loss, per share	-	0.09	-	0.10
Transaction costs, per share	0.03	0.14	0.03	0.21
Restructuring, per share	-	0.07	0.01	0.07
Integration costs, per share	0.02	0.03	0.07	0.03
Loss on extinguishment of debt, per share	-	-	-	0.02
Tax valuation allowance, per share	0.01	-	0.01	-
Charge for capital gains tax payment to Exxaro, per share	-	0.01	-	0.02
Diluted adjusted net income per share from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.03	$0.26	$0.31	$0.12

Weighted average shares outstanding, diluted (in thousands)	143,754	151,538	143,644	138,915

(1)  Only the restructuring, inventory step-up and contract loss amounts have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.

(a)  Represents a net-of-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)  Represents a net-of-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in "Contract loss" in our Consolidated Statements of Operations.
(c)  Represents transaction costs primarily associated with the Cristal Transaction in 2019 and TTI Transaction in 2020 which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(d)  Represents amounts for employee-related costs, including severance, net of tax.
(e)  Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(f)  2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver and a voluntary prepayment made on the Term Loan Facility.
(g)  Represents the valuation allowance established against the deferred tax assets within our Saudi Arabia jurisdiction.
(h)  Represents the expected payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in "Other expense, net" in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	June 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$722	$302
Restricted cash	27	9
Accounts receivable (net of allowance for credit losses of $4 million and $5 million as of June 30, 2020 and December 31, 2019, respectively)	439	482
Inventories, net	1,174	1,131
Prepaid and other assets	135	143
Income taxes receivable	10	6
Total current assets	2,507	2,073

Noncurrent Assets
Property, plant and equipment, net	1,642	1,762
Mineral leaseholds, net	778	852
Intangible assets, net	195	208
Lease right of use assets, net	86	101
Deferred tax assets	103	110
Other long-term assets	171	162
Total assets	$5,482	$5,268

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$322	$342
Accrued liabilities	305	283
Short-term lease liabilities	37	38
Short-term debt	13	-
Long-term debt due within one year	46	38
Income taxes payable	4	1
Total current liabilities	727	702

Noncurrent Liabilities
Long-term debt, net	3,427	2,988
Pension and postretirement healthcare benefits	151	160
Asset retirement obligations	145	142
Environmental liabilities	70	65
Long-term lease liabilities	48	62
Deferred tax liabilities	145	184
Other long-term liabilities	41	49
Total liabilities	4,754	4,352

Commitments and Contingencies	-	-
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 143,523,476 shares issued and outstanding at June 30, 2020 and 141,900,459 shares issued and outstanding at December 31, 2019	1	1
Capital in excess of par value	1,854	1,846
Accumulated deficit	(485)	(493)
Accumulated other comprehensive loss	(768)	(606)
Total Tronox Holdings plc shareholders’ equity	602	748
Noncontrolling interest	126	168
Total equity	728	916
Total liabilities and equity	$5,482	$5,268

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)

	Six Months Ended June 30,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$36	$(86)
Net income from discontinued operations, net of tax	-	$(1)
Net income (loss) from continuing operations	$36	$(85)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	143	131
Deferred income taxes	6	(13)
Share-based compensation expense	11	15
Amortization of deferred debt issuance costs and discount on debt	5	4
Loss on extinguishment of debt	-	2
Contract loss	-	19
Acquired inventory step-up recognized in earnings	-	55
Other non-cash items affecting net (loss) income from continuing operations	31	17
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net of allowance for credit losses	25	(43)
(Increase) decrease in inventories, net	(117)	31
Increase in prepaid and other assets	(18)	(8)
(Decrease) increase in accounts payable and accrued liabilities	(16)	32
Net changes in income tax payables and receivables	(3)	(8)
Changes in other non-current assets and liabilities	(31)	(16)
Cash provided by operating activities - continuing operations	72	133

Cash Flows from Investing Activities:
Capital expenditures	(82)	(81)
Cristal Acquisition	-	(1,603)
Proceeds from sale of Ashtabula	-	707
Insurance proceeds	1	10
Loans	(12)	(25)
Proceeds from sale of assets	1	1
Cash used in investing activities - continuing operations	(92)	(991)

Cash Flows from Financing Activities:
Repayments of long-term debt	(15)	(215)
Proceeds from long-term debt	500	222
Proceeds from short-term debt	13	-
Repurchase of common stock	-	(252)
Acquisition of noncontrolling interest	-	(148)
Call premium paid	-	-
Debt issuance costs	(9)	(4)
Proceeds from the exercise of options and warrants	-	-
Dividends paid	(20)	(14)
Restricted stock and performance-based shares settled in cash for withholding taxes	(3)	(6)
Cash provided by (used in) financing activities - continuing operations	466	(417)

Discontinued Operations:
Cash used in operating activities	-	(15)
Cash used in investing activities	-	(1)
Net cash flows used by discontinued operations	-	(16)

Effects of exchange rate changes on cash and cash equivalents and restricted cash	(8)	1

Net increase (decrease) in cash, cash equivalents and restricted cash	438	(1,290)
Cash, cash equivalents and restricted cash at beginning of period	311	1,696
Cash, cash equivalents and restricted cash at end of period	$749	$406

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TRONOX HOLDINGS PLC
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income (U.S. GAAP)	$(4)	$(56)	$36	$(86)
Income from discontinued operations, net of tax (U.S. GAAP)	-	(1)	-	(1)
Net (loss) income from continuing operations (U.S. GAAP)	(4)	(55)	36	(85)
Interest expense	47	54	92	103
Interest income	(2)	(3)	(5)	(12)
Income tax provision (benefit)	10	(4)	16	(2)
Depreciation, depletion and amortization expense	72	84	143	131
EBITDA (non-U.S. GAAP)	123	76	282	135
Inventory step-up (a)	-	55	-	55
Contract loss (b)	-	19	-	19
Share-based compensation (c)	2	7	11	15
Transaction costs (d)	4	21	4	29
Restructuring (e)	-	10	2	10
Integration costs (f)	3	4	10	4
Loss on extinguishment of debt (g)	-	-	-	2
Foreign currency remeasurement (h)	2	(3)	(8)	(4)
Charge for capital gains tax payment to Exxaro (i)	-	1	-	2
Other items (j)	8	5	14	8
Adjusted EBITDA (non-U.S. GAAP)	$142	$195	$315	$275

(a)  2019 amount represents a pre-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b)  2019 amount represents a pre-tax charge for the estimated losses we expect to incur under the supply agreement with Venator.
(c)  Represents non-cash share-based compensation.
(d)  2020 and 2019 amounts represent transaction costs associated with the TTI Transaction and Cristal Transaction, respectively, which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(e)  Represents amounts for employee-related costs, including severance.
(f)  Represents integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(g)  2019 amount represents the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver.
(h)  Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
(i)  Represents the payment owed to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holdings plc included in and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
(j)  Includes noncash pension and postretirement costs, asset write-offs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.

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TRONOX HOLDINGS PLC
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

The following table reconciles cash used in operating activities to free cash flow for the six months ended June 30, 2020:

Consolidated
Cash provided by operating activities - continuing operations	$72
Capital expenditures	(82)
Free cash flow (non-U.S. GAAP)	$(10)

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TRONOX HOLDINGS PLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

	Proforma amounts		Proforma amounts
	June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net sales	$578	$827	$1,300	$1,547
Cost of goods sold	449	648	996	1,227
Gross profit	129	179	304	320
Selling, general and administrative expenses	80	85	174	180
Restructuring	-	10	2	10
Income from operations	49	84	128	130
Interest expense	(47)	(54)	(92)	(109)
Interest income	2	3	5	6
Loss on extinguishment of debt	-	-	-	(2)
Other expense, net	2	5	11	2
Income from continuing operations before income taxes	6	38	52	27
Income tax (provision) benefit	(10)	(6)	(16)	(13)
Net (loss) income from continuing operations	(4)	32	36	14
Net income attributable to noncontrolling interest	-	6	8	11
Net (loss) income from continuing operations attributable to Tronox Holdings plc	$(4)	$26	$28	$3

Net (loss) income from continuing operations per share, diluted	$(0.03)	$0.17	$0.19	$0.02

Weighted average shares outstanding, diluted (in thousands)	143,465	155,254	143,644	159,470

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)

RECONCILIATION OF PRO FORMA NET (LOSS) INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)

	Proforma amounts		Proforma amounts
	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$(4)	$26	$28	$3
Transaction costs	4	-	4	-
Restructuring	-	10	2	10
Integration costs	3	4	10	4
Separation costs related to divested business	-	-	-	-
Loss on extinguishment of debt	-	-	-	2
Tax valuation allowance	2	-	2	-
Charge for capital gains tax payment to Exxaro	-	1	-	2
Adjusted net income attributable to Tronox Holdings plc (non-U.S. GAAP)	$5	$41	$46	$21

Diluted net (loss) income per share from continuing operations (U.S. GAAP)	$(0.03)	$0.17	$0.19	$0.02

Transaction costs, per share	0.03	-	0.03	-
Restructuring, per share	-	0.06	0.01	0.06
Integration costs, per share	0.02	0.03	0.07	0.03
Loss on extinguishment of debt, per share	-	-	-	0.01
Tax valuation allowance, per share	0.01	-	0.01	-
Charge for capital gains tax payment to Exxaro, per share	-	0.01	-	0.01
Diluted adjusted net income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.03	$0.27	$0.31	$0.13

Weighted average shares outstanding, diluted (in thousands)	143,754	155,254	143,644	159,470

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TRONOX HOLDINGS PLC

PRO FORMA RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Pro Forma Three Months Ended June 30,		Pro Forma Six Months Ended June 30,
	2020	2019	2020	2019

Net (loss) income from continuing operations (U.S. GAAP)	$(4)	$32	$36	$14
Interest expense	47	54	92	109
Interest income	(2)	(3)	(5)	(6)
Income tax provision	10	6	16	13
Depreciation, depletion and amortization expense	72	87	143	174
EBITDA (non-U.S. GAAP)	123	176	282	304
Share-based compensation	2	7	11	15
Transaction costs	4	-	4	-
Restructuring	-	10	2	10
Integration costs	3	4	10	4
Loss on extinguishment of debt	-	-	-	2
Foreign currency remeasurement	2	(3)	(8)	(4)
Charge for capital gains tax payment to Exxaro	-	1	-	2
Other items	8	5	14	8
Adjusted EBITDA (non-U.S. GAAP)	$142	$200	$315	$341

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